 As filed with the Securities and Exchange Commission on March 23, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Rosetta Genomics Ltd.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Rosetta Genomics Ltd.

10 Plaut Street, Science Park

Rehovot 76706 POB 4059

Israel

+972-73-222-0700

(Address and telephone number of registrant’s principal executive offices)

Rosetta Genomics Inc.

3711 Market Street, Suite 740

Philadelphia, Pennsylvania 19104

Attn: President

(215) 382-9000
(Name, address, and telephone number of agent for service)

Copies to:

Brian P. Keane, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 Tel: 617-542-6000 Fax: 617-542-2241	Rosetta Genomics Inc. 3711 Market Street, Suite 740 Philadelphia, Pennsylvania 19104 Attn: General Counsel Tel: (215) 382-9000 Fax: (215) 382-0815

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)
Ordinary Shares, par value NIS 0.6 per share	(5)	(5)
Debt Securities	(5)	(5)
Rights	(5)	(5)
Warrants	(5)	(5)
Units	(5)	(5)
Total	$75,000,000	$7,553

(1)	There are being registered hereunder such indeterminate number of ordinary shares, such indeterminate number of debt securities, such indeterminate number of rights to purchase ordinary shares or debt securities or warrants, such indeterminate number of warrants to purchase ordinary shares, and such indeterminate number of units comprising any combination of these securities as shall have an aggregate initial offering price not to exceed $75,000,000. If any debt securities are issued at an original issue discount, then the issue price, and not the principal amount, of such debt securities shall be used for purposes of calculating the aggregate initial offering price of all securities issued. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of ordinary shares and principal amounts of debt securities, as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.
(2)	In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.
(3)	The proposed maximum aggregate offering prices per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(4)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(5)	Not required to be included in accordance with General Instruction II.C of Form F-3.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March 23, 2016

PROSPECTUS

$75,000,000
Ordinary Shares
Debt Securities
Rights
Warrants
Units

We may offer and sell from time to time in one or more offerings our ordinary shares, debt securities, rights, warrants and units comprising any combination of these securities having an aggregate offering price up to $75,000,000.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering and the securities offered. Any prospectus supplement may also add, update or change information contained in the prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities.

Our ordinary shares are currently listed on The NASDAQ Capital Market under the symbol “ROSG.” On March 22, 2016, the last reported sale price of our ordinary shares was $1.41 per share. As of March 22, 2016, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $31,091,400, based on 20,851,225 ordinary shares outstanding, of which 20,727,600 shares were held by non-affiliates, and a per share price of $1.50 based on the closing sale price of our ordinary shares on March 9, 2016. We have sold securities with an aggregate market value of approximately $711,162, pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar-month period that ends on, and includes, the date of this prospectus.

AN INVESTMENT IN OUR SECURITIES INVOLVES RISKS. SEE THE

SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is                 , 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell ordinary shares, debt securities, rights, warrants or units comprising any combination of these securities, in one or more offerings up to a total dollar amount of $75,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement or any free writing prospectus we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with any accompanying prospectus supplement and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to the offering of our securities.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

Unless the context otherwise requires, references to “we,” “our,” “us,” the “Company” or “Rosetta” in this prospectus mean Rosetta Genomics Ltd.

“RosettaGX Cancer OriginTM”, “RosettaGX Next-Gen,” “mi-LUNG™, ”“mi-KIDNEY™” and “RosettaGx RevealTM” are the subject of either a trademark registration or application for registration in the United States. Other brands, names and trademarks contained in this prospectus are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ® and TM symbols, but such references are not intended to indicate, in any way, that the owner thereof will not assert, to the fullest extent under applicable law, such owner’s rights to these trademarks, service marks and trade names. This prospectus contains additional trade names, trademarks and service marks of other companies, which, to our knowledge, are the property of their respective owners.

 (i)

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither this prospectus nor any accompanying prospectus supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

 (ii)

PROSPECTUS SUMMARY

This summary highlights only some of the information included or incorporated by reference in this prospectus. You should carefully read this prospectus together with the additional information about us described in the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information” before purchasing our securities.

Rosetta Genomics Ltd.

Overview

We are seeking to develop and commercialize new diagnostic tests based on various genomics markers, including DNA, microRNA and protein biomarkers and using various technologies, including, qPCR, microarrays, Next Generation Sequencing (NGS) and Fluorescence In Situ Hybridization (FISH). We have two CLIA-certified, CAP-accredited, laboratories in Philadelphia, PA, and Lake Forest, CA which enable us to commercialize our own diagnostic tests applying our microRNA technology.

We believe that we were the first commercial enterprise to focus on the emerging microRNA field, and that as a result, we have developed an early and strong intellectual property position related to the development and commercialization of microRNA-based diagnostics. Using our intellectual property, collaborative relationships with leading commercial enterprises and academic and medical institutions, and expertise in the field of microRNAs, we have initiated microRNA-based diagnostic programs for various cancers and other diseases. We are currently marketing and selling the following four diagnostic tests based on our proprietary microRNA technologies:

•	RosettaGX Cancer Origin™ (formerly “miRview® mets[2]“) – This test is our second-generation microRNA-based diagnostic for the identification of the primary site of metastatic cancer, specifically metastatic cancer of unknown primary (CUP). RosettaGX Cancer Origin™ has replaced miRview® mets as our primary CUP assay.

•	mi-LUNG™ (formerly “Rosetta Lung Cancer Test“) – This test is a microRNA-based lung cancer classification test for cytology samples, mainly fine-needle aspirate, or FNA, samples as well as pathology samples, such as small biopsies and resections. This test classifies primary lung cancers into Neuroendocrine vs. non-small cell lung cancer, or NSCLC, and then further classifies NSCLC into squamous vs. non-squamous and Neuroendocrine into small cell lung cancer, or SCLC, vs. carcinoid.

•	mi-KIDNEY™ (formerly “Rosetta Kidney Cancer Test“) – This test is a microRNA-based kidney tumor classification test for pathology samples. This test was designed to classify primary kidney tumors into one of the four most common types: the malignant renal cell carcinomas clear cell (conventional), papillary and chromophobe as well as the benign oncocytoma.

•	RosettaGX Reveal – This is a microRNA-based assay for the diagnosis of indeterminate thyroid fine-needle aspirate, or FNA, samples. The test utilizes routinely prepared FNA smears to diagnose a cytologically indeterminate thyroid nodule as “benign” or “suspicious for malignancy by microRNA”. The test also measures a microRNA biomarker for medullary carcinoma.

We currently have distribution agreements with respect to some of these tests covering Australia, Canada, Greece, India, Israel, New Zealand, Qatar, Romania, Saudi Arabia, Singapore, Turkey and the United Arab Emirates. All of these distribution agreements call for samples to be sent to our CLIA-certified laboratory in Philadelphia for analysis.

In general, we are generating demand for our testing services, primarily RosettaGX Cancer Origin and RosettaGX Reveal through our direct selling effort in the United States and are successfully fulfilling that demand in our lab in Philadelphia, Pennsylvania. We are working with our Director of Reimbursement and Managed Care to gain more consistent payment from commercial payors, as well as to secure reimbursement coverage from Medicare. We are increasing our activity to establish policy-level reimbursement, which could improve our ability to receive prompt payment from commercial payors. We announced in May 2012 that the designated Medicare Administrative Contractor, or MAC, for RosettaGX Cancer Origin is covering this test for all Medicare beneficiaries, and we are receiving approved payments for claims submitted.

On April 13, 2015, we acquired CynoGen, Inc., which does business as PersonalizeDx (“CynoGen” or “PersonalizeDx”). PersonalizeDx is a molecular diagnostics and services company serving community-based pathologists, urologists, oncologists and other reference laboratories across the United States. PersonalizeDx is focused on the detection of genomic changes through FISH technology, which helps to detect cancer, measure the potential aggressiveness of the disease and identify patients most likely to respond to targeted therapies.

PersonalizeDx offers its clients a virtual ‘tech only’ platform in which such clients can collaborate with the company to perform and bill for the ‘professional component’ of FISH molecular testing services for lung, breast, bladder, prostate and hematologic cancers. PersonalizeDx also performs PCR, IHC and histology testing services for its clients in its 30,000 square foot laboratory facility located in Lake Forest, CA. PersonalizeDx was initially founded by Abbott Laboratories and PersonalizeDx performed several clinical trial studies for Abbott and Abbott’s research partners. PersonalizeDx is currently performing testing for one clinical trial for Abbott in bladder cancer. There is no guarantee that PersonalizeDx will be granted additional clinical trial business from Abbott moving forward.

We have entered into an agreement to sell and market products for Admera Health, offering products to oncology physicians that are key call points for our sales force. By entering into this agreement, we believe we could gain additional opportunities to meet with oncologists and discuss new products that may improve the patients’ diagnostic experience.

In addition, we have a number of projects in our diagnostics pipelines including the research and development of product line extensions to, and next generation versions of, our thyroid assay. In addition, we are in the discovery stage for one diagnostic assay.

•	RosettaGX Reveal V2 - We are seeking to develop a second version of RosettaGX Reveal, a microRNA-based assay for the differential diagnosis of indeterminate thyroid FNAs that utilizes routinely prepared FNA smears. This second version will combine RosettaGX Reveal’s current microRNA biomarkers with a panel of DNA-based biomarkers providing prognostic information (e.g. BRAF and TERT mutations). In patients with a malignant nodule, the presence of certain mutations in the BRAF and TERT genes could offer prognostic information and influence the course of treatment. We anticipate that we will launch this assay by the end of 2016.

•	Bladder cancer risk stratification - We are seeking to discover tissue-based microRNA biomarkers for the purpose of developing a new assay for the risk stratification of patients with non-muscle-invasive bladder cancer. We have so far completed and published two studies that demonstrate the role of microRNAs for risk stratification of bladder cancer (Rosenberg et al., 2013 and Segersten et al., 2013). We plan to initiate an additional study this year and expect to launch this new assay in the first quarter of 2018.

MicroRNAs also represent potential targets for the development of novel drugs. We are participating in the Rimonim Consortium, which is supported by the Office of the Chief Scientist at the Ministry of Economy of the State of Israel, or the OCS. The aim of this consortium is to develop novel technologies for the use of short interfering RNA, or siRNA, and microRNA mimetics or anti-microRNAs for therapeutics. In this consortium we are attempting to: (1) develop novel RNA molecules that contain chemical modifications or conjugations for therapeutic purposes; and (2) develop novel delivery systems for microRNAs that will enable targeted delivery to desired cells. The consortium includes four companies and five academic groups. The transfer of know-how developed in the framework of the consortium or rights to manufacture based on and/or incorporating such know-how to third parties which are not members of the consortium requires the consent of the OCS.

In the past two years, we participated in the Magneton Project. This two-year project was also supported by the OCS and was conducted in collaboration with Prof. Ronit Satchi-Fainaro (Department of Physiology and Pharmacology, Sackler School of Medicine, Tel Aviv University). It was aimed at developing a nano-carrier delivery system for microRNA mimetics for the treatment of cancer. In December 2015, we completed this project. Project activity included in vivo studies, pre-clinical toxicity studies and in vivo efficacy studies in an animal model of glioblastoma. The results have shown limited efficacy. The transfer of knowledge discovered in this project is subject to limitations specified in the Israeli R&D law.

The OCS, under special circumstances, may approve the transfer of the know-how developed in these supported projects outside of Israel, provided that the grant recipient pays to the OCS a portion of the sale price paid in consideration for such know-how, which portion will not exceed six times the amount of the grants received plus interest (or three times the amount of the grant received plus interest, in the event that the recipient of the know-how has committed to retain the R&D activities of the grant recipient in Israel after the transfer).

As of this prospectus, we had received from the OCS total grants of $827,227 for our development under the Rimonim Consortium and $167,230 for our development under the Magneton project.

Background

Rosetta Genomics was founded in 2000 with the belief that what was known as “junk DNA” actually contains hundreds, possibly thousands, of tiny RNA genes that encode small RNA molecules, later termed microRNAs, which play an important role in the regulation of protein production, and hence the onset and progression of disease. In the cell, genes are expressed through information carried from our DNA by messenger RNAs, or mRNAs, which is in turn translated into proteins. Proteins are the building blocks of all living cells. The type of cell, its function, and the timing of its death are determined by which proteins are produced in the cell, and at what quantities and time they are produced. However, the proteins are the end product of a complex process, which begins with the genetic code present in DNA. Before a protein is expressed, or produced, relevant parts of the DNA are copied into a mRNA. Each mRNA holds a code with instructions on how to build a specific protein using a process called translation. Although one messenger RNA molecule is capable of translating hundreds of thousands of protein molecules, the number it actually produces is regulated by microRNAs. MicroRNAs have been found to regulate the expression of other genes by binding to the mRNA.

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MicroRNAs have been shown to have varying expression levels across various pathological conditions, and thus have significant potential as a class of highly sensitive and tissue specific biomarkers. We have developed a microRNA discovery process and have demonstrated, in a work published by us in Nature Genetics, that the number of human microRNAs is significantly higher than what was previously believed. We have discovered hundreds of biologically validated human microRNAs and dozens of validated viral microRNAs and filed extensive patent applications with claims potentially covering these microRNAs, some of which have been issued.

To leverage the potential of microRNAs as a novel diagnostic platform, we have developed proprietary methods to extract microRNAs from a wide range of tissue and body fluid samples and to quantify specific microRNA expression signatures, which may be used as diagnostic panels to potentially diagnose cancers, their subtypes, as well as the origin of metastases. We have already developed and launched a number of diagnostic tests based on our platforms and have published several papers demonstrating how our methods can be used to develop such diagnostics (e.g. Rosenwald et al., Modern Pathology, 2010; Benjamin et al., Journal of Molecular Diagnostics, 2010). Moreover, we were able to demonstrate the utility of our developed tests in post-market studies with collaborators from leading medical centers in the United States and Europe (Bishop et al. Clinical Cancer Research, 2010; Muller et al., The Oncologist, 2010).

We believe that microRNAs are stable, sensitive and specific markers, and we are advancing diagnostic development programs in cancer and other areas, to potentially enable accurate diagnosis and improve patient care management worldwide.

Our Strategy

Rosetta’s goal is to become a leader in the development and commercialization of microRNA-based and other diagnostic tests. Our key business strategies to achieve this goal are as follows:

•

Leverage our knowledge and experience. We plan to leverage our extensive microRNA and Fluorescence in situ Hybridization, or FISH, knowhow and experience to potentially develop additional tissue-based as well as body fluid-based diagnostic tests.

•

Maximize sales of our current commercial tests through geographic partners and our own commercial efforts. We plan to maximize revenues from our current commercial tests via corporate relationships and through our own targeted commercial efforts. To date we have entered into distribution agreements with five distributors, pursuant to which these distributors have the right to commercialize these tests in their territories. Furthermore, during 2015 we expanded our sales force from ten to 12 territory managers and from one to two Regional Managers.

•

Build and maintain a strong intellectual property position. We believe that we were the first commercial enterprise to focus on the emerging field of microRNAs. We also believe we have an early and strong intellectual property position (both patents we own and those we have exclusively, co-exclusively, or non-exclusively licensed) in the area of developing and commercializing microRNA-based diagnostic tests. Our patent strategy is to seek broad coverage on all of our identified microRNA sequences. We have also filed, and intend to continue to file, patent applications that claim our technical platforms and method-of-use for specific diagnostic and therapeutic applications.

•

Leverage our intellectual property position and microRNA expertise to continue to establish strategic collaborations. We intend to continue to establish strategic collaborations with leading clinical diagnostic and pharmaceutical companies to further develop and commercialize microRNA-based diagnostics. We believe that our strong intellectual property position and expertise in the field of microRNAs will be very attractive to additional collaboration partners.

•	Selectively pursue opportunities to expand our business and enhance our product offerings. We plan to selectively pursue opportunities to acquire, license, or invest in complementary businesses, products, technologies and assets teams that will allow us to expand our portfolio of diagnostic tests and therapeutics, accelerate the pace of our innovation, and expand into additional markets beyond what we can achieve organically.

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Corporate Information

We were incorporated under the laws of the State of Israel on March 9, 2000, as Rosetta Genomics Ltd., an Israeli company. The principal legislation under which we operate is the Israeli Companies Law, 5759-1999, as amended, or the Companies Law. Our principal executive office is located at 10 Plaut Street, Science Park, Rehovot 76706 Israel, and our telephone number is + 972-73-222-0700. Our wholly owned subsidiary, Rosetta Genomics Inc., which was incorporated in Delaware on April 21, 2005, is located at 3711 Market Street, Suite 740, Philadelphia, Pennsylvania 19104, and its telephone number is (215) 382-9000. Rosetta Genomics Inc. serves as our agent for service of process in the United States. In April 2015, we acquired CynoGen Inc. (d/b/a PersonalizeDx), a Delaware corporation with principal offices located at 25901 Commercentre Drive, Lake Forest, CA 92630. Our web site address is www.rosettagx.com. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

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RISK FACTORS

Investing in our ordinary shares involves risks. Please carefully consider the risk factors described below and in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our most recently filed annual report on Form 20-F, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. You should be able to bear a complete loss of your investment.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate“ “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, proposed products, anticipated collaborations, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

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OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $75,000,000. The actual number of securities and price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of December 31, 2015:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the issuance of 333,314 ordinary shares upon the exercise of warrants on February 24, 2016.

	As of December 31, 2015
	Actual	As Adjusted
		(unaudited)
	(in thousands, except share and per share data)
Debt:
Warrants related to share purchase agreement	$-	$-
Total debt	$-	$-

Shareholders’ equity:
Ordinary shares of NIS 0.6 par value; 60,000,000 authorized, 20,518,794 shares issued and 20,515,536 shares outstanding, actual; and 60,000,000 authorized 20,852,108 (unaudited) shares issued and 20,848,850 (unaudited) shares outstanding, as adjusted	$3,194	$3,245
Additional paid in capital	156,696	156,645
Accumulated deficit	(140,270)	(140,270)
Total shareholders’ equity	$19,620	$19,620

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MARKET FOR OUR ORDINARY SHARES

Our ordinary shares began trading on The NASDAQ Global Market on February 27, 2007 under the symbol “ROSG.” On June 30, 2010, we transferred the listing of our ordinary shares from The NASDAQ Global Market to The NASDAQ Capital Market. Prior to February 27, 2007, there was no established public trading market for our ordinary shares. The high and low sales prices per share of our ordinary shares for the periods indicated are set forth below. This information reflects the 1-for-4 reverse stock split effected on July 6, 2011 and the 1-for-15 reverse stock split effected on May 14, 2012.

Year Ended	High	Low
December 31, 2011	$61.80	$1.95
December 31, 2012	$23.43	$1.40
December 31, 2013	$5.98	$2.35
December 31, 2014	$6.69	$2.07
December 31, 2015	$4.48	$1.05

Quarter Ended
March 31, 2014	$6.69	$2.87
June 30, 2014	$5.40	$3.43
September 30, 2014	$4.37	$3.25
December 31, 2014	$3.53	$2.07
March 31, 2015	$3.55	$2.29
June 30, 2015	$4.48	$2.90
September 30, 2015	$3.44	$2.20
December 31, 2015	$2.68	$1.05

Month Ended
August 31, 2015	$3.13	$2.20
September 30, 2015	$3.10	$2.35
October 31, 2015	$2.68	$2.11
November 30, 2015	$2.32	$1.33
December 31, 2015	$1.40	$1.05
January 31, 2016	$1.30	$0.71
February 29, 2016	$1.29	$0.75

On March 22, 2016, the closing price of our ordinary shares on The NASDAQ Capital Market was $1.41.

Dividend Policy

To date, we have not declared or paid cash dividends on any of our shares, and we have no current intention of paying any cash dividends in the near future.

The Companies Law also restricts our ability to declare and pay dividends. We can only distribute dividends from profits (as defined in the Companies Law), if, in the discretion of our board of directors, there is no reasonable concern that the dividend distribution will prevent us from meeting our existing and contingent obligations as they come due.

REASONS FOR THE OFFER AND USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, which may include repayment or refinancing of indebtedness or other corporate borrowings, working capital, intellectual property protection and enforcement, capital expenditures, investments, acquisitions or collaborations, research and development and product development. We may set forth additional information on the use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending use of the net proceeds, we would expect to invest any proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

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DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, ordinary shares, debt securities, rights, warrants to purchase ordinary shares and units comprising any combination of these securities.

In this prospectus, we refer to the ordinary shares, debt securities, rights, warrants and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $75,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF ORDINARY SHARES

As of December 31, 2015, our authorized share capital was NIS 36,000,000 divided into 60,000,000 ordinary shares, nominal (par) value NIS 0.6 per share. As of December 31, 2015, 20,518,794 ordinary shares were issued and 20,515,536 were outstanding. As of December 31, 2015, there were approximately 124 stockholders of record of our ordinary shares.  All our ordinary shares rank pari passu in all respects, and all our issued and outstanding ordinary shares are fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company.

The NASDAQ Capital Market

Our ordinary shares are listed on The NASDAQ Capital Market under the symbol “ROSG.”

Limitation on Owning Securities

Our Articles and Israeli law do not restrict in any way the ownership or voting of ordinary shares by non-residents or persons who are not citizens of Israel, except with respect to subjects of nations which are in a state of war with Israel. We are members of the Rimonim Consortium, which is supported by the OCS. According to the Encouragement of Industrial Research and Development Law, 5744-1984, a change of control of our company should be reported to the research committee at the Ministry of Economy (the Committee), and a change in the holding of the means of control in our company (means of control include the right to vote at a general meeting of a company or a corresponding body of another corporation or the right to appoint directors of the corporation or its general manager) which results in any person not being a citizen or resident of Israel or corporation incorporated in Israel holding 5% or more of the issued share capital or of the voting power of our company, should be reported to the committee, which (according to its internal proceedings) will notify us of its decision within seven days from the date thereof, and such person should sign an undertaking in the form published by the research committee.

Warrants

As of December 31, 2015, we had the following warrants outstanding:

•	Warrants issued in the February 2011 Private Placement. In connection with a private placement in February 2011 (the “February 2011 Private Placement”), we issued to the investors warrants to purchase up to 56,776 ordinary shares at an exercise price of $48.00 per share. These warrants expired on February 23, 2016. In addition, we issued warrants to purchase up to 1,893 ordinary shares at an exercise price of $48.00 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expired on February 23, 2016.

•	Warrants issued in the February 2011 Registered Offering. In connection with a registered direct offering in February 2011(the “February 2011 Registered Offering”), we issued to the investors warrants to purchase up to 45,509 ordinary shares at an exercise price of $48.00 per share. These warrants expired on February 23, 2016.

•	Warrants issued in the October 2011 Private Placement. In connection with a private placement in October 2011 (the “October 2011 Private Placement”), we issued to the investors Series A warrants to purchase up to an aggregate of 135,010 ordinary shares at an exercise price of $7.50 per share. As of December 31, 2015, Series A warrants have been exercised for 113,341 shares and Series A warrants to purchase up to 21,668 ordinary shares remain outstanding. In addition, we issued warrants to purchase up to 3,378 ordinary shares at an exercise price of $7.50 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on October 19, 2016.

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•	Warrants issued in the January 2012 Debt Transaction. In connection with a debt transaction in January 2012, we issued warrants to purchase up to 4,241 ordinary shares at an exercise price of $1.557 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on January 26, 2017. As of October 28, 2015, warrants have been exercised for 3,529 shares and warrants to purchase up to 712 ordinary shares remain outstanding.

•	Warrants issued in the April 2012 Registered Offering. In connection with a registered direct offering in April 2012, we issued warrants to purchase up to 13,500 ordinary shares at an exercise price of $3.1875 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on April 12, 2017. As of October 28, 2015, warrants have been exercised for 10,778 shares and warrants to purchase up to 2,727 ordinary shares remain outstanding.

•	Warrants issued in the First May 2012 Registered Offering. In connection with a registered direct offering in May 2012, we issued warrants to purchase up to 15,802 ordinary shares at an exercise price of $4.375 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on May 16, 2017. As of October 28, 2015, warrants have been exercised for 13,002 shares and warrants to purchase up to 2,800 ordinary shares remain outstanding.

•	Warrants issued in the Second May 2012 Registered Offering. In connection with a registered direct offering in May 2012, we issued warrants to purchase up to 14,269 ordinary shares at an exercise price of $14.375 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on May 24, 2017.

•	Warrants issued in the August 2012 Registered Offering. In connection with an underwritten offering in August 2012, we issued warrants to purchase up to 148,937 ordinary shares at an exercise price of $6.25 per share to the underwriter and its affiliates for services as underwriter. These placement agent warrants expire on August 2, 2017.

•	Warrants issued to Consultants. In October 2013, we issued warrants to purchase up to 15,000 ordinary shares at an exercise price of $3.18 per share a consultant for services. These warrants expire on October 16, 2023.

•	Warrants issued in the October 2015 Private Placement. In connection with a private placement in October 2015 we issued the purchasers (i) Series A Warrants to purchase up to an aggregate of 1,666,666 ordinary shares at an exercise price of $2.75 per share (subject to adjustment as set forth below) and (ii) partially pre-funded Series B Warrants to purchase up to an aggregate of 2,666,667 ordinary shares. The Series B Warrants have an exercise price of NIS 0.6 (which has been prepaid) plus $0.0001 per share. The Series B Warrants are exercisable until March 9, 2016. The Series A Warrants expire on October 15, 2020, and on November 24, 2015, the exercise price of the Series A Warrants was adjusted to $1.646 per share. In addition, we issued warrants to purchase up to 100,000 ordinary shares on the same terms as the Series A Warrants, to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on October 15, 2020. Between November 25, 2015 and February 24, 2016, Series B Warrants to purchase an aggregate of 2,666,667 ordinary shares were exercised on a cashless basis, and we issued an aggregate of 2,666,489 ordinary shares. As of February 24, 2016, no Series B Warrants were outstanding.

Share History

The following is a summary of the history of our share capital for the last three years.

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Ordinary Share Issuances

Stock Options/RSUs. In the last three years, we have issued 837 ordinary shares upon the exercise of stock options and 160,250 shares pursuant to restricted stock units (RSUs).

Exercise of Warrants. In the last three years, we have issued 2,675,435 ordinary shares upon the exercise of warrants.

CynoGen, Inc. Acquisition. On April 14, 2015, we issued 500,000 ordinary shares in connection with our acquisition of CynoGen, Inc. (d/b/a PersonalizeDx). In addition, on July 22, 2015, we issued an additional 120,000 ordinary shares in lieu of services that were to be provided in connection with our acquisition of CynoGen.

Sales under at-the-market issuance Sales Agreements. In the last three years, we have sold an aggregate of 4,956,447 ordinary shares under at-the market sales agreements for aggregate gross proceeds of $20,636,147.

October 2015 Private Placement. On October 15, 2015, we closed a private placement, pursuant to which we sold an aggregate 3,333,333 units at $2.40 per unit, with each unit consisting of (i) one ordinary share, (ii) a Series A Warrant to purchase one-half of an ordinary share at an exercise price of $2.75 per ordinary share (adjusted to $1.646 per share on November 24, 2015), and (iii) a partially pre-funded Series B Warrant. In connection with the Private Placement, we also issued to the placement agent and its affiliates warrants to purchase a total of 100,000 ordinary shares on the same terms as the Series A Warrants.

Other Issuances. In September 2014, we issued 6,000 ordinary shares to a former employee in consideration for settlement of a dispute.

Authorized Share Capital

On August 5, 2013, our stockholders approved an increase to our registered (authorized) share capital by NIS 12,000,000, divided into 20,000,000 ordinary shares, nominal (par) value NIS 0.6 each, so that following such increase, the registered (authorized) share capital was NIS 24,000,000 divided into 40,000,000, ordinary shares nominal (par) value NIS 0.6 each.

On December 3, 2015, our stockholders approved an increase to our registered (authorized) share capital by NIS 12,000,000, divided into 20,000,000 ordinary shares, nominal (par) value NIS 0.6 each, so that following such increase, the registered (authorized) share capital was NIS 36,000,000 divided into 60,000,000, ordinary shares nominal (par) value NIS 0.6 each.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We will issue senior notes under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture that we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. We will describe changes to the indentures in connection with an offering of debt securities in a prospectus supplement. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

If we decide to issue any senior notes or subordinated notes pursuant to this prospectus, we will describe in a prospectus supplement the terms of the series of notes, including the following:

•	the title of the notes;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of notes in global form, the terms and who the depository will be;

•	the maturity date;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	If the notes are guaranteed the name of the guarantor and a brief outline of the contract of guarantee;

•	whether or not the notes will be secured or unsecured, and the terms of any secured debt;

•	whether or not the notes will be senior or subordinated;

•	the terms of the subordination of any series of subordinated debt;

•	the terms on which the notes may be convertible into or exchangeable for ordinary shares or other securities of ours, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option and provisions pursuant to which the number of ordinary shares or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment;

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•	the place where payments will be payable and the currency in which the debt is payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions ;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, any series of notes which are not convertible into or exchangeable for our securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations;

•	the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof;

•	the definition and consequences of events of default under the indentures; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Subordination of Subordinated Notes

Subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain indebtedness to which we may be subject to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Form, Exchange and Transfer

We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, or another depository named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

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We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If we elect to redeem the notes of any series, we will not be required to:

•	reissue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of notes that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

•	if we experience specified events of bankruptcy, insolvency or reorganization.

If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, or premium, if any, on and accrued interest, if any, on the notes due and payable immediately.

The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except uncured defaults or events of default regarding payment of principal, or premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. In such event, the holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

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•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal of, or the premium, if any, or interest on, the notes.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Discharge

Each indenture provides that we can elect, under specified circumstances, to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

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•	to fix any ambiguity, defect or inconsistency in the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of notes or any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, the rate of interest or any premium payable upon the redemption of any notes; or

•	reducing the minimum percentage of notes, the holders of which are required to consent to any amendment.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase any of our securities or any combination thereof.  Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights.  In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering.  We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold. Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

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The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of such rights;

•	the securities for which such rights are exercisable;

•	the exercise price for such rights;

•	the number of such rights issued with respect to each ordinary share;

•	the extent to which such rights are transferable;

•	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such rights;

•	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and

•	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such securities or any combination thereof at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby.  Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby.  Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise.  We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares.  We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities.  Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in a prospectus supplement. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants.  We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the number of ordinary shares purchasable upon exercise of the warrants;

•	the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

•	any other material terms of the warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, debt securities, rights, warrants or any combination of such securities.  The applicable prospectus supplement will describe:

•	the terms of the units and of the ordinary shares, debt securities, rights and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the offered securities on a negotiated or competitive bid basis to or through underwriters or dealers. We may also sell the securities directly to corporate partners in various programs of the Company, institutional investors or other purchasers or through agents. We will identify any underwriter, dealer, or agent involved in the offer and sale of the securities, and any applicable commissions, discounts and other terms constituting compensation to such underwriters, dealers or agents, in a prospectus supplement.

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We may distribute our securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of our securities offered by the prospectus supplement.

If underwriters are used in the sale of our securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless stated otherwise in a prospectus supplement, the obligation of any underwriters to purchase our securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell our securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. In effecting sales, dealers engaged by us may arrange for other dealers to participate in the resales.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. In addition, we may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us or others to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in the event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such transactions will be an underwriter and will be identified in the applicable prospectus supplement or a in a post-effective amendment.

In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Compensation as to a particular underwriter, dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving our securities. We will identify any such underwriter or agent, and we will describe any such compensation paid, in the related prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable FINRA limitations.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

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If stated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specific date in the future. Institutions with whom such contracts may be made include commercial savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The obligations of any purchase under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of Israel and of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

If underwriters or dealers are used in the sale, until the distribution of our securities is completed, SEC rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (in other words, if they sell more shares than are set forth on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters also may elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. In addition, the representatives of the underwriters may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of our securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilizing or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. These transactions may be effected on any exchange on which our securities are traded, in the over-the-counter market, or otherwise.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

LEGAL MATTERS

Certain legal matters with respect to the legality of the issuance of the ordinary shares offered by this prospectus will be passed upon for us by Amar Reiter Jeanne Shochatovitch & Co., Lawyers, Ramat Gan, Israel.

EXPERTS

The consolidated financial statements of Rosetta Genomics Ltd. appearing in Rosetta Genomics Ltd. Report on Form 20-F as filed with the SEC on March 23, 2016, have been audited by Kost Forer Gabbay & Kasierer (a Member of Ernst & Young Global), independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Kost Forer Gabbay & Kasierer is 3 Aminadav St., Tel-Aviv, Israel 6706703.

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EXPENSES

The following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

SEC registration fee	$7,553
FINRA review	11,750
Legal fees and expenses*	20,000
Accounting fees and expenses*	10,000
Miscellaneous*	5,697
Total*	$55,000

__________

*Estimated

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Annual Report on Form 20-F for the year ended December 31, 2015, filed on March 23, 2016 (File No. 001-33042);

•	Report on Form 6-K filed on January 6, 2016 (File No. 001-33042);

•	Report on Form 6-K filed on February 25, 2016 (File No. 001-33042); and

•	the description of our ordinary shares contained in our Form 8-A filed on September 22, 2006 (File No. 001-33042).

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K filed by us, all subsequent filings on Forms 10-Q and 8-K filed by us, and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof after the date of this prospectus but before the termination of the offering by this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Rosetta Genomics Ltd.

3711 Market Street, Suite 740

Philadelphia, Pennsylvania 19104

Attn: Investor Relations

(215) 382-9000

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You may read and copy any materials we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov.

We also maintain a website at www.rosettagx.com, through which you can access certain SEC filings. The information set forth on our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing these matters.

Subject to specified time limitations and legal procedures, Israeli courts may declare a foreign judgment in a civil matter, including a monetary or compensatory judgment in a non-civil matter, enforceable if it finds that:

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•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•	the judgment may no longer be appealed;

•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the state in which it was given.

Notwithstanding the previous sentence, an Israeli court will not declare a foreign civil judgment enforceable if:

•	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

•	the judgment was obtained by fraud;

•	the possibility given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

•	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

We have irrevocably appointed our wholly owned U.S. subsidiary, Rosetta Genomics Inc., as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency. Judgment creditors must bear the risk of unfavorable exchange rate fluctuations.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Article 67 of our articles of association provides as follows:

“INDEMNITY AND INSURANCE

(a)	Subject to the provisions of the Companies Law and to the fullest extent permitted under the Companies Law, as shall be in effect from time to time, the Company may:

(i)	enter into a contract for the insurance of the liability, in whole or in part, of any of its Office Holders;

(ii)	undertake in advance to indemnify an Office Holder, under any circumstances, in respect of which the Company may undertake in advance to indemnify an Office Holder under the Companies Law, subject to the limitations set forth in the Companies Law;

(iii)	indemnify an Office Holder as permitted under the Companies Law;

(iv)	release and exculpate, in advance, any Office Holder from any liability from damages arising out of a breach of a duty of care towards the Company.

(b)	Any amendment to the Companies Law adversely affecting the right of any Office Holder to be indemnified or insured pursuant to this Article 67 shall be prospective in effect, and shall not affect the Company’s obligation or ability to indemnify or insure an Office Holder for any act or omission occurring prior to such amendment, unless otherwise provided by the Companies Law.

(c)	The provisions of this Article 67 are not intended, and shall not be interpreted so as to restrict the Company, in any manner, in respect of the procurement of insurance and/or indemnification and/or exculpation, in favour of any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder.”

Article 2 of our articles of association defines “Office Holder” as “every director and every other person included in the definition of “office holder” under the Companies Law, including the executive officers of the Company.”

The Companies Law provides that a company may, if its articles of association include provisions which allow it to do so:

(1)	enter into a contract to insure the liability of an “office holder” (as defined) of the company by reason of acts committed in his or her capacity as an office holder of the company for any of the below:

(a)	the breach of his or her duty of care to the company or any other person;

(b)	the breach of his or her duty of loyalty to the company to the extent he or she acted in good faith and had a reasonable basis to believe that the act would not prejudice the interests of the company; and

(c)	monetary liabilities or obligations which may be imposed upon him or her in favor of other persons.

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(2)	indemnify an office holder of the company for the following liabilities or expenses that may be imposed upon him or her or that he or she may incur by reason of acts committed in his or her capacity as an office holder of the company, for:

(a)	monetary liabilities or obligations imposed upon him or her in favor of another person under a court judgment, including a compromise judgment or an arbitrator’s decision approved by a court;

(b)	reasonable litigation expenses, including attorney’s fees, actually incurred by the office holder pursuant to an inquiry or a proceeding brought against him or her by a competent authority, which was concluded without the submission of an indictment against him or her and without any financial penalty being imposed on him or her as an alternative to a criminal proceeding or which was concluded without the submission of an indictment against him or her but with a financial penalty being imposed on him or her as an alternative to a criminal proceeding, in respect of a criminal offence which does not require proof of criminal intent or with respect to monetary sanction;

In this subsection: (i) a proceeding concluded without the submission of an indictment in a matter in respect to which a criminal investigation was initiated shall mean the relevant case against him or her being closed in accordance with the provisions of Section 62 of the Israeli Criminal Procedure Law [Consolidated Version], 5742-1982, or by virtue of a stay of proceedings by the Attorney General in accordance with the provisions of Section 231 of the Israeli Criminal Procedure Law [Consolidated Version], 5742-1982; and (ii) “a financial penalty imposed as an alternative to a criminal proceeding” means a monetary penalty imposed in accordance with law as an alternative to a criminal proceeding, including an administrative fine in accordance with the Israeli Administrative Crimes Law, 5746-1985, a fine for a crime that is considered a crime in respect of which a fine may be imposed, in accordance with the provisions of the Israeli Criminal Procedure Law [Consolidated Version], 5742-1982, a monetary sanction or a forfeit; and

(c)	reasonable litigation expenses, including attorney’s fees, actually incurred by the office holder or imposed upon him or her by a court, in an action, suit or proceeding brought against him or her by or on behalf of the company or by other persons, or in connection with a criminal action from which he or she was acquitted, or in connection with a criminal action which does not require proof of criminal intent in which he or she was convicted.

(3)	exempt an office holder, in advance, from and against all or part of his or her liability for damages due to a breach of his or her duty of care to it, provided that a company may not exempt a director in advance from his or her liability to it due to a breach of his or her duty of care with respect to a ‘Distribution’ (as defined in Section 1 of the Companies Law).

The Companies Law provides that a company’s articles of association may provide for indemnification of an office holder (X) post-factum; and (Y) may also provide that a company may undertake to indemnify an office holder in advance as follows: (i) as detailed in section 2(a) above, provided that the undertaking is limited to types of occurrences which, in the opinion of the company’s board of directors, are, at the time of the undertaking, foreseeable in light of the activities of the company when the undertaking is given and to an amount or a criteria that the board of directors has determined is reasonable in the circumstances, and that the undertaking shall specify the occurrences which in the board of directors’ opinion are foreseeable as aforesaid, and the amount or criteria set by the board of directors as reasonable in the circumstances (ii) as detailed in sections 2(b) and 2(c) above.

The Companies Law provides that a provision in a company’s articles of association which permits the company to enter into a contract to insure the liability of or to indemnify an office holder or to exempt an office holder from his or her liability to the company, or a resolution of a company’s board of directors to indemnify an office holder with respect to the following will not be valid:

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•	a breach of his or her duty of loyalty, other than, in respect of indemnification and insurance, to the extent described in Section 1(b) above;

•	a breach of his or her duty of care that was done intentionally or recklessly, unless the breach was done only in negligence;

•	an act or omission done with the intent to unlawfully realize personal gain; or

•	a fine, monetary sanction, forfeit or penalty imposed upon him or her.

The term “office holder” (or “Noseh Misra” in Hebrew) is defined in the Companies Law as a managing director, chief executive officer, executive vice president, vice president, any other person fulfilling or assuming any of the foregoing positions without regard to such person’s title, as well as a director, or a manager directly subordinate to the managing director.

According to the Companies Law, granting an exemption to, indemnification of, and procurement of insurance coverage for, an office holder of a company requires, the approval of the company’s compensation committee and board of directors, and, in some circumstances, including if the office holder is a director, the chief executive officer or a controlling shareholder, as defined for that purpose in the Companies Law, the approval of the company’s shareholders, and in some cases,(such as in case of the chief executive officer, a controlling shareholder, or approval of terms not consistent with the company’s compensation policy) with a special majority.

Our office holders are currently covered by a directors’ and officers’ liability policy. We have also resolved to provide directors and certain other office holders with our standard indemnification undertaking which provides for indemnification from any liability for damages caused as a result of a breach of duty of care and provides an exemption, to the fullest extent permitted by law, all in accordance with and pursuant to the terms set forth in the said indemnification undertaking.

Item 9. Exhibits

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference).

4.1	Form of Share Certificate for Ordinary Shares (Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-137095) and incorporated herein by reference).

4.2*	Form of Senior Indenture.

4.3*	Form of Subordinated Indenture.

4.4	Form of Senior Note (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference).

4.5	Form of Subordinated Note (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference).

4.6	Form of Warrant (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference).

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4.7	Form of Unit Agreement (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference).

5.1*	Opinion of Amar Reiter Jeanne Shochatovitch & Co.

23.1*	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.

23.2	Consent of Amar Reiter Jeanne Shochatovitch & Co. (included in Exhibit 5.1 to this registration statement on Form F-3).

24.1	Power of Attorney (included on signature page).

25.1	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939).

25.2	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939).

_____________

*            Filed herewith.

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

1.             To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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Provided however, That: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(6)           That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Rehovot, State of Israel on March 23, 2016.

ROSETTA GENOMICS LTD.

By:	/s/ Kenneth A. Berlin
Kenneth A. Berlin, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Kenneth A. Berlin and Ron Kalfus, and each of them acting singly, as his or her true and lawful attorney-in-fact to sign on his or her behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this registration statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated:

Signature	Title(s)	Date

/s/ Kenneth A. Berlin	Chief Executive Officer and President	March 23, 2016
Kenneth A. Berlin	(principal executive officer)

/s/ Ron Kalfus	Chief Financial Officer	March 23, 2016
Ron Kalfus	(principal financial and accounting officer)

/s/ Brian Markison	Chairman of the Board	March 23, 2016
Brian Markison

/s/ Roy N. Davis	Director	March 23, 2016
Roy N. Davis

/s/ Gerald Dogon	Director	March 23, 2016
Gerald Dogon

/s/ Yitzhak Peterburg	Director	March 23, 2016
Yitzhak Peterburg, M.D., Ph.D.

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/s/ Joshua Rosensweig	Director	March 23, 2016
Joshua Rosensweig

/s/ David Sidransky	Director	March 23, 2016
David Sidransky, M.D.

/s/ Tali Yaron-Eldar	Director	March 23, 2016
Tali Yaron-Eldar

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Rosetta Genomics Inc., the duly authorized representative in the United States of Rosetta Genomics Ltd., has signed this registration statement on March 23, 2016.

ROSETTA GENOMICS INC.

By:	/s/ Kenneth A. Berlin
Kenneth A. Berlin, President

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EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference).

4.1	Form of Share Certificate for Ordinary Shares (Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-137095) and incorporated herein by reference).

4.2*	Form of Senior Indenture.

4.3*	Form of Subordinated Indenture.

4.4	Form of Senior Note (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference).

4.5	Form of Subordinated Note (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference).

4.6	Form of Warrant (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference).

4.7	Form of Unit Agreement (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference).

5.1*	Opinion of Amar Reiter Jeanne Shochatovitch & Co.

23.1*	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.

23.2	Consent of Amar Reiter Jeanne Shochatovitch & Co. (included in Exhibit 5.1 to this registration statement on Form F-3).

24.1	Power of Attorney (included on signature page).

25.1	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939).

25.2	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939).

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* Filed herewith.

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